OSS Announces the Sale of Bressner Technology GmbH to Hiper Euro GMBH

Strategic Transaction Sharpens Focus on Core AI, ML and Rug ed Edge Compute Markets Accelerates OSS's Next Phase of Growth and Profitability

ESCONDIDO, Calif., Dec. 30, 2025 (GLOBE NEWSWIRE) -- One Stop Systems, Inc. (OSS or the Company) (Nasdaq: OSS), a leader in rugged Enterprise Class compute for artificial intelligence (AI), machine learning (ML) and sensor processing at the edge, today announced that it has signed and closed a definitive agreement to sell all assets and operations of Bressner Technology GmbH ("Bressner") to Hiper Euro GMBH ("Hiper") (the "transaction"). The transaction closed on December 30, 2025.

Under the terms of the transaction, OSS sold Bressner for $22.4 million, subject to adjustment for final closing working capital balances, marking a strategic milestone that positions the Company to reinvest capital in its higher-growth AI, ML, and edge computing markets. OSS acquired Bressner on October 31, 2018, for approximately $5.6 million. Since that time, Bressner has increased annual sales from approximately $18.3 million in 2019 to approximately $33.0 million on a trailing 12-month basis at September 30, 2025.

"This transaction represents an important milestone in our evolution as we position OSS for what we believe will be a period of significant growth and opportunities across our global AI, ML and edge markets," stated OSS President and CEO, Mike Knowles. "Since acquiring Bressner in 2018, we have significantly increased its revenue and created substantial value for shareholders, demonstrating the Company's ability to identify, integrate, and scale strategic acquisitions. This outcome also reflects the outstanding work of the Bressner team and the strong customer relationships they have built across Europe and the Middle East."

Knowles continued, "With a more focused, streamlined and simplified business, we expect to end 2025 with a significant cash position, no debt, strong year-over-year sales growth, and higher gross margin. We believe these actions establish a powerful foundation to deliver multi-year organic revenue growth of over 20%, higher gross margin, and pursue complementary opportunities that add new customers, technologies, and solutions across our core AI, ML, and edge markets. Today's announcement marks a meaningful inflection point in our multi-year strategic plan, and I am excited about the next phase of our growth."

Strategic Opportunity

The sale ofBressner positions OSS to focus entirely on the fastest-growing and most profitable segments of its business, including deployable AI, real-time sensor processing, and rugged edge systems engineered for mission- critical defense and commercial environments. Demand for enterprise-class edge compute continues to accelerate across defense, aerospace, autonomous systems, industrial automation, and other data-intensive markets where latency, reliability, and environmental resilience are essential.

With a simplified operating model and a focused product and technology roadmap, we believe OSS is positioned to move faster, compete for larger programs, and capture other multi-year organic growth opportunities. In addition to driving organic growth, the Company expects this increased strategic clarity and balance sheet strength to expand its ability to pursue complementary M&A opportunities that can add new customers, technologies, and solutions within its core AI, ML, and rugged-edge markets. OSS believes this focus and flexibility will unlock meaningful operating leverage while scaling its reach with global defense and commercial customers.

Financial Considerations

OSS expects the transaction to generate a pre-tax gain of approximately $7.4 million to 2025 fourth quarter results before accounting for transaction expenses, delivering significant returns for OSS' shareholders. Bressner will be treated as a discontinued operation when it reports results for the fourth quarter and full year 2025.

Updated 2025 Full Year Outlook

As a result of the transaction, the Company is updating its previously disclosed consolidated financial guidance for the year ended December 31, 2025. The Company now expects:

Revenue of approximately $30 million to $32 million, reflecting the classification of Bressner as a discontinued operation.

Full-year revenue outlook demonstrates year-over-year growth of 22% to 30%.

Positive full-year adjusted EBITDA on a consolidated basis, excluding the one-time pre-tax gain of approximately

$7.4 million before accounting for transaction expenses associated with the Bressner transaction.

Additional information on the transaction will be found in an 8-K to be filed with the U.S. Securities and Exchange Commission.

About One Stop Systems

One Stop Systems, Inc. (Nasdaq: OSS) is a leader in AI enabled solutions for the demanding 'edge'. OSS designs and manufactures Enterprise Class compute and storage products that enable rugged AI, sensor fusion and autonomous capabilities without compromise. These hardware and software platforms bring the latest data center performance to harsh and challenging applications, whether they are on land, sea or in the air.

OSS products include ruggedized servers, compute accelerators, flash storage arrays, and storage acceleration software. These specialized compact products are used across multiple industries and applications, including autonomous trucking and farming, as well as aircraft, drones, ships and vehicles within the defense industry.

OSS solutions address the entire AI workflow, from high-speed data acquisition to deep learning, training and large-scale inference, and have delivered many industry firsts for industrial OEM and government customers.

As the fastest growing segment of the multi-billion-dollar edge computing market, AI enabled solutions require-and OSS delivers-the highest level of performance in the most challenging environments without compromise.

OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com. You can also follow OSS on X, YouTube, and LinkedIn.

Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. Words such as, but not limited to, "anticipate," "aim," "believe," "contemplate," "continue," "could," "design," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "seek," "should," "suggest," "strategy," "target," "will," "would," and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on the Company's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems or its partners that any of our plans or expectations will be achieved. These forward-looking statements include but are not limited to the expected outcomes of the Company's operating and financial strategies, the anticipated benefits of the Company's strategic focus on AI, ML and rugged edge compute markets, the potential of future M&A transactions, anticipated increases in sales, revenues and profitability, expected use and reinvestment of proceeds, projections of future sales growth, and the Company's cash and cash equivalent, and outstanding debt position at year end 2025. Actual specifications and results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including among others, risks related to the Company's ability to successfully execute it strategic initiatives, the availability and timing of defense and commercial program awards, changes in customer demand or spending patterns, risks with reinvesting transaction proceeds, competitive pressured in AI, ML and edge computing markets; supply chain constraints and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our latest Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contacts:

Robert Kalebaugh

One Stop Systems, Inc. Tel (858) 518-6154

Email contact

Investor Relations: Andrew Berger Managing Director

SM Berger & Company, Inc. Tel (216) 464-6400

Email contact